UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2014
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 29, 2014, the Annual Meeting of Shareholders (the “Annual Meeting”) of Forest City Enterprises, Inc. (the “Company”) was held. At the Annual Meeting, 170,833,662 shares of Class A common stock representing 170,833,662 votes and 18,773,812 shares of Class B common stock representing 187,738,120 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:

1:    The election of four (4) directors by holders of Class A common stock and the election of nine (9) directors by holders of Class B common stock, each to hold office until the next annual shareholders' meeting and until a successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Class A Nominees
Arthur F. Anton	164,271,944	1,298,217	5,263,501
Scott S. Cowen	160,391,405	5,178,756	5,263,501
Michael P. Esposito, Jr.	161,832,982	3,737,179	5,263,501
Stan Ross	164,005,831	1,564,330	5,263,501

Class B Nominees
Kenneth J. Bacon	182,313,870	49,980	5,374,270
Deborah L. Harmon	182,313,870	49,980	5,374,270
David J. LaRue	182,313,870	49,980	5,374,270
Brian J. Ratner	182,312,870	50,980	5,374,270
Bruce C. Ratner	182,306,650	57,200	5,374,270
Charles A. Ratner	182,306,650	57,200	5,374,270
Deborah Ratner Salzberg	182,306,650	57,200	5,374,270
Ronald A. Ratner	182,306,650	57,200	5,374,270
Louis Stokes	182,307,650	56,200	5,374,270

2:    The approval (on an advisory, non-binding basis) of the compensation of the Company's Named Executive Officers.

	For	Against	Abstain	Broker Non-Votes
Combined Class A and Class B	343,434,398	4,009,026	490,587	10,637,771

3:    Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2014.

	For	Against	Abstain
Combined Class A and Class B	357,923,289	581,489	67,004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	June 2, 2014	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer